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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Fonar Corporation and Subsidiaries on Form S-8 of our report dated September 13, 2006, with respect to our audits of the consolidated financial statements of Fonar Corporation and Subsidiaries as of June 30, 2006 and 2005 and for each of the three years in the period ended June 30, 2006 and our report dated September 13, 2006 with respect to our audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Fonar Corporation and Subsidiaries as of June 30, 2006, appearing in the Annual Report on Form 10-K of Fonar Corporation and Subsidiaries for the year ended June 30, 2006.


                                                       /s/ Marcum & Kliegman LLP
                                                      Marcum & Kliegman LLP




New York, New York
August 7, 2007